Exhibit 10.18

Certain information has been excluded from this agreement (indicated by “[***]”) because such information is both (a) not material and (b) is the type that the registrant customarily and actually treats as private or confidential.

SUPPLY AGREEMENT

This Supply Agreement (this “Agreement”) is effective as of the date of the last signature below (the "Effective Date") by and between Teledyne MEMS, a business unit of Teledyne Digital Imaging, Inc. located at 18 Boulevard de l’Aéroport, Bromont, Québec, J2L 1S7, Canada (“Seller”), and Bionano Genomics, Inc., located at 9540 Towne Center, Ste 100, San Diego, CA 92121, United States ("Buyer").

Effective date: December 9, 2024

RECITALS

WHEREAS, Buyer has designed and developed certain products which it sells to the commercial market; and

WHEREAS, Buyer wishes to contract with Seller for the supply of certain components that are required for Buyer’s products; and

WHEREAS Seller has agreed to manufacture such components for Buyer, subject to the terms and conditions hereinafter set forth.

AGREEMENT

NOW THEREFORE, in consideration of the mutual covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby irrevocably acknowledged, Seller and Buyer agree as follows:

1.0 Definitions and Interpretation

1.1 Definitions. Capitalized terms in this Agreement shall have the meanings ascribed to them in the body of this Agreement or as set forth below in this Section 1.1:

(a)
“Background IP” means, for each Party, any and all Intellectual Property that is: (i) owned by a Party as of the Effective Date; or (ii) conceived or developed by a Party on or after the Effective Date other than in the course of performance of the Project under this Agreement;

(b)
“Confidential Information” has the meaning set forth in Section 16.1 of this Agreement;

(c)
“Day” or “day” means any week day that the Post Office in Canada is not required by governmental regulation to remain closed;

(d)
“Die” means an individual integrated circuit or components which, when completed, creates an integrated circuit;

(e)
“Facility” means the Seller’s physical manufacturing plant that is located at the address set forth above. Seller may also produce the Products at the C2MI facility located at 45 boulevard de l’Aéroport, Bromont, Québec, Canada.

(f)
“Forecast” has the meaning set forth in Section 9.1;

(g)
“Intellectual Property” or “IP” means the following:

(i)
Patents which includes all patents (including utility patents, design patents, patents of importation, improvement patents, patents and certificates of addition, and utility models, as well as divisions, reissues, reexaminations, continuations, continuations-in-part, renewals and extensions of any of the foregoing) and applications therefor, and patents which may be issued on such applications; and

(ii) Trade-marks which includes a trademark, service mark, trade dress, logo, trade name, corporate name, domain name and/or other source identifier, all goodwill associated with any of the foregoing, and registrations and applications for registration thereof, including all extensions, modifications and renewals of the foregoing; and

(iii) Copyrights which includes all copyrights in, to and concerning published and unpublished works of authorship and copyrights therein, and copyright registrations and applications for registration thereof and all renewals, extensions, restorations and reversions thereof; and

(iv) Trade Secrets which includes know-how, trade secrets, ideas, inventions, discoveries, improvements, specifications, formulas, mask works, designs, drawings, schematics, algorithms, processes, prototypes, models, compositions, manufacturing methods, techniques, developments, research, plans, reports, technology, software, computer programs, databases, and data, recorded in any form, including processes and analytic methodology used in the development, testing and analysis of products, chemical and other scientific data, technical information, and manufacturing, packaging, advertising and marketing data;

and “Intellectual Property Rights” means any all rights of any kind in, to and concerning such Intellectual Property, worldwide, including any other proprietary rights recognized in any other country or jurisdiction in the world, whether or not filed, perfected or recorded;

(h)
“Lot” means a group of Wafers (each Wafer containing a quantity of Die) which are processed simultaneously. Each Lot will be assigned a specific alpha/numeric identification that distinguishes it from any other group that contains the same type

© Teledyne MEMS, a business unit of Teledyne Digital Imaging, Inc. 2023 of Die, so that each Lot can be separately identified;

(i)
“Products” means the products to be supplied by Seller as set forth in the attached Schedule 1;

(j)
“Services” means the manufacturing activities and work to be performed by Seller as more particularly set forth in Schedule 1;

(k)
“Specifications” means the process specifications that will be used to manufacture the Products for Buyer as set forth in Schedule 2;

(l)
“Technical Information” means the technical information to be provided by Buyer to Seller for purposes of performing the Services, as identified in Schedule 1;

(m)
“Term” means the Initial Term of this Agreement, together with any Renewal Terms, each as defined in Section 18.1; and

(n)
“Wafer” means a crystalline substrate for micro fabrication which when fully processed may consist of several potential finished Die.

1.2 Interpretation. In this Agreement:

(a)
The use of headings and the division of this Agreement into articles, sections and other subdivisions are for convenience of reference only and shall not affect the interpretation of this Agreement;

(b)
References in this Agreement to an article, section or other subdivision are to the corresponding article, section or other subdivision of this Agreement, unless otherwise indicated; and

(c)
A word defined in or importing the singular number has the same meaning when used in the plural number, and vice versa.

1.3 Agreement Documents. The following documents (including documents referenced therein), in the order of precedence set forth below, form part of this Agreement:

(a)
This Agreement;

(b)
Schedule 1 (Products and Services); and

(c)
Schedule 2 (Specifications).

1.4 Currency. Unless otherwise stipulated, all references to currency and amounts stated in this Contract are in United States dollars (USD).

2.0 SERVICES AND PRODUCTS

2.1 During the term of this Agreement, Seller agrees to perform the Services to manufacture the Products in the quantities set forth in Schedule 1, and in accordance with the Specifications set forth in Schedule 2, and to sell such Products solely to Buyer in accordance with the terms of this Agreement.

© Teledyne MEMS, a business unit of Teledyne Digital Imaging, Inc. 2023

3.0 Buyer-Furnished Technical Information

3.1 Buyer will transfer the Technical Information relating to the Product to Seller in accordance with the schedule set forth in Schedule 1. Seller shall not be liable for any delays in performance of the Services, and the delivery schedule shall be adjusted as required, if Buyer delays or fails to transfer the Technical Information to Seller in accordance with the agreed schedule.

3.2 Buyer represents and warrants that (i) it has the right to disclose and transfer the Technical Information to Seller, and to authorize Seller to use the Technical Information for purposes of this Agreement, (ii) the Technical Information is accurate and, to the best of its knowledge, suitable for the intended purpose, and (iii) the Technical Information does not infringe any third party Intellectual Property Rights.

3.3 Subject to the terms and conditions of this Agreement, Buyer hereby grants to Seller for the duration of this Agreement, a personal, non-transferable, non-sublicensable, worldwide, non-exclusive, fully-paid, royalty-free license to use the Technical Information and any other Confidential Information of Buyer delivered to Seller hereunder, solely for purposes of performing the Services and manufacturing the Products hereunder. No other rights are granted and no other use is permitted. Seller will use the Technical Information and Buyer Confidential Information furnished hereunder solely for purpose of performing the Services and manufacturing the Products for Buyer.

4.1
Intellectual Property (IP) Rights

4.2
Background IP. Each Party shall retain all right, title and interest in to its respective Background IP and Confidential Information, and all Intellectual Property Rights therein. To confirm, the Technical Information to be provided by Buyer pursuant to Article 3.0 above, is Buyer’s Background IP.

4.2 New Developments – Product Related IP. Seller agrees that all Intellectual Property and any other information and technology developed by Buyer during the course of this Agreement, including all Intellectual Property Rights in and to the Products and any improvements, enhancements, or modifications to Buyer’s Background IP, (collectively, “New Product Developments”), shall be owned by Buyer and are hereby assigned by Seller to Buyer as Buyer’s sole and exclusive property.

4.3
New Developments – Process Related IP. Buyer agrees that all Intellectual Property and any other information and technology developed by Seller during the course of this Agreement, including all Intellectual Property Rights in and to Seller’s manufacturing processes and any improvements, enhancements, or modifications to Seller’s Background IP, (collectively, “New Process Developments”), shall be owned by Seller and are hereby assigned by Buyer to Seller as Teledyne Seller’s sole and exclusive property.

4.4
License. Seller’s IP, including its Background IP and New Process Developments, and Confidential Information shall be used to manufacture the Products for Buyer at Seller`s Facility. Buyer has no express or implied license or right to use Seller’s IP or Confidential Information for any purpose. The sole right and license granted to Buyer is the limited right to use such IP and Confidential Information (collectively, the “Licensed IP”) to the

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extent that such Licensed IP is embedded in or required to use or operate the Products or to incorporate the Products into Buyer’s products or systems, subject to the terms and conditions of this Agreement. No other rights are granted and no other use is permitted. Without limiting the generality of the foregoing, Buyer shall not use the Licensed IP to make or have made the Products.

5.0
SUBCONTRACTORS

5.1
Subcontractors. Seller shall not subcontract any portion of the Services to a third party without the prior written consent of Buyer, which consent may be withheld in Buyer’s sole discretion.

6.0 CHANGES

6.1 To Specifications. Seller will produce Products for Buyer that comply with the Specifications. If Buyer desires to update, revise or modify the Specifications, Buyer will submit a written change request to Seller outlining the update, revision or modification. Within [***] days of receipt of the request, Seller will advise Buyer of the cost and schedule impacts of the change, and the anticipated date and Lot number of implementation. If Seller and Buyer agree to proceed with the change, Seller will make commercially reasonable efforts to implement all such revisions, updates or modifications at the earliest possible date.

6.2 To Suppliers. If Seller desires to change any of the substrate suppliers to be used for the Products, it shall first obtain Buyer’s written consent, which consent shall not be unreasonably withheld or delayed. Seller shall provide Buyer with [***] months’ notice of a desire to make any such change to a substrate supplier, which time may be shortened on a case-by-case basis with the consent of the Parties. Seller shall provide, at Buyer’s request and at no cost to Buyer, validation lots. Buyer may request that new substrate suppliers be used by Seller for the Products to improve quality or reduce costs, and Seller agrees to give reasonable consideration to such request. It is understood and agreed by both Parties that, if a change occurs, the Products must be re-qualified.

6.3
To Manufacturing Process. Seller shall obtain Buyer's prior written approval of any changes to Seller’s manufacturing process which may affect the form, fit or function of the Products. Seller shall provide readily available qualification data concerning such changes as Buyer may request, to determine if, in the reasonable determination of Buyer, Buyer believes that the performance of the Products will be affected by any such proposed process change. Such information relating to the proposed change and qualification data shall be provided in sufficient detail to allow re-qualification of the Products by or for customers requiring process control. Upon approval from Buyer, Seller shall re-qualify the Products affected prior to delivery of any Products to Buyer. It is understood and agreed by both Parties that, if a change is implemented pursuant to this Section, the Products must be re-qualified. Seller shall bear the costs to have such Products re-qualified at the Seller’s site, however Buyer shall be responsible for purchase of the required re-qualification materials. Buyer is also responsible for any costs incurred by Buyer to re-qualify the Products at Buyer’s site.

7.0 QUALITY CONTROL

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7.1 Conformance. Seller shall certify, by way of a Certificate of Conformance, to Buyer with each shipment that the Products contained in the shipment conform to the Specifications.

7.2 Known Failures. To avoid delay in the processing of a Product, Seller will notify Buyer of any known failure mechanisms and/or defects which are present, or which it suspects might be present, in a completed Product. Buyer will use reasonable efforts to assist Seller in its efforts to correct such failure mechanisms and/or defects. If Seller detects any Wafer fabrication-related defects in any Products, Seller will provide Buyer with a failure analysis and will provide a commercially reasonable corrective action plan to correct the failure mechanisms and/or defects.

7.3 Scrap. Seller shall, at Buyer’s option, either destroy and properly dispose of all Scrap so as to prevent the unauthorized sale of any Products, or transfer all Scrap to Buyer. Seller's disposition of Scrap shall be in accordance with its approved quality system procedures. For purposes of this Section, “Scrap” means any Wafer or Die or other device, in any stage of completion, without regard to its ability to function, that is not in conformance with the requirements of Schedule 1 for the Products to be sold to Buyer.

7.4 Records. Seller will maintain Lot history records for a period of [***] years. All Lot history records will be considered Buyer Confidential Information, and Buyer will have access to all Lot history records concerning the Products, upon reasonable notice to Seller. All Products shall be traceable to an assigned Lot number, and Lot traceability for the Products shall be maintained throughout the entire fabrication process. Traceability and full history for the Products shall include, at a minimum, applicable wafer fabrication process recipes, substrate vendor identification, quality control data, process deviation notes, and probe data.

7.5 Access to Information. Seller agrees to provide readily available information relating to the quality or reliability of the Products and the quality systems used to guarantee these standards. Without limiting the generality of the foregoing, Seller agrees to provide manufacturing data which demonstrates that the Products comply with the Specifications. Any exceptions to these criteria will be reviewed on a case-by-case basis. Buyer may review Seller's quality measurement and control systems upon reasonable notice to Seller.

7.6 Audit. Subject to Seller’s reasonable security and confidentiality requirements, Buyer may audit Seller’s process and manufacturing records relevant to the Products, at Buyer’s expense, upon reasonable advance notice to Seller. The scope and agenda of any audits shall be mutually agreed to by the Parties, not to be unreasonably withheld, delayed and conditioned by Seller.

7.7
End of Life. Seller shall provide any process end of life notification no later than [***] year in advance of any discontinuance of its qualified manufacturing process used to manufacture the Products hereunder. After receipt of notice, Buyer may continue to place purchase orders for the [***] year period as Buyer deems necessary for its future requirements with scheduled deliveries to occur as long as [***] year following the end of life date or other mutually agreed time frame.

8.0
BILLING AND PAYMENT

8.1
Pricing. Prices for the Products to be supplied under this Agreement during the Initial

© Teledyne MEMS, a business unit of Teledyne Digital Imaging, Inc. 2023

Term are specified in Schedule 1. Pricing is expressed as the price for each Wafer meeting minimum yield requirements or price per good Die.

8.2
Renewal Pricing. Prices for each Renewal Term shall be negotiated and agreed by the Parties no less than [***] days prior to expiration of the current Term. The factors to be used in negotiating the price shall include, but not limited to, Seller’s market pricing for Wafers, volume of Wafers ordered, and the benefit to Seller of Buyer’s services in improving Seller’s manufacturing process to meet Buyer’s quality standards.

8.3
Taxes. Prices are exclusive of applicable sales, use and excise taxes, and other similar taxes, duties and charges of any kind imposed by any governmental authority on any amounts payable by Buyer hereunder. Buyer is responsible for payment of all such taxes, duties and charges, unless Buyer provides Seller with an exemption certificate acceptable to the relevant taxing authority.

8.4 Payment. Seller shall invoice Buyer upon shipment of the Products. Payment will be made by Buyer to Seller net [***] days after the date of Seller’s undisputed invoice. Seller may suspend deliveries if Buyer fails to pay any undisputed amounts when due hereunder. Seller must raise any dispute relating to an invoice within [***] business days of the date of invoice.

9.0
Forecast and Guaranteed Minimum Purchase Quantities

9.1
Forecasts. During the Term of this Agreement, Buyer will provide to Seller, on a monthly basis, a [***] rolling forecast (the “Forecast”) for the Products. Forecasts provided by Buyer are not binding but will be used by Seller for planning purposes. Seller agrees to review each Forecast and provide to Buyer, within [***] working days, written notice either (i) confirming Seller’s capacity to meet the forecasted needs or, (ii) confirming the volume that Seller can deliver by the requested delivery date.

9.2 Minimum Business Allocation. During the Term of this Agreement, Buyer agrees to purchase at least [***] of its requirements for the Products from Seller. If Seller is not able to accept and fulfill purchase orders placed by Buyer in satisfaction of this Minimum Business Allocation, then Buyer will be relieved from its obligations in this Section until such time as Seller is able to deliver the requisite quantities to satisfy the Minimum Business Allocation. Seller shall have the right to audit Buyer’s records relevant to purchase and delivery of the Products to confirm compliance with this Minimum Business Allocation, upon [***] days prior written notice to Buyer.

10.0
Order Placement and Delivery Dates

10.1 Purchase Orders. Written purchase orders for the Products will be issued by Buyer to Seller on a regular basis. Purchase orders will establish a maximum order amount that Seller can invoice against. Purchase orders will include shipment instructions, and sufficient detail regarding the Products ordered, including mix and quantities of Products to be delivered on a weekly basis, but are subject to modification or cancellation as provided in this Agreement. All purchase orders are subject to acceptance by Seller, which shall be confirmed by issuance of a written order acknowledgement. Seller shall use commercially reasonable efforts to accept (or reject) a purchase order within [***] business days.

© Teledyne MEMS, a business unit of Teledyne Digital Imaging, Inc. 2023

10.2
Delivery Dates. Seller commits that all scheduled delivery dates will be no later than Buyer’s requested delivery dates set forth in an accepted purchase order if the requested delivery dates are within a time period not less than lead time specified in Schedule 1.

11.0
Cancellations and Schedule Changes

11.1
Cancellation. Subject to the commitments made by Buyer for the Product quantities in Article 9, Buyer may cancel purchase orders issued by Buyer and accepted by Seller with written notice prior to the scheduled Wafer start only. Seller will communicate Wafer plan schedule start dates on a weekly basis, according to the product lead time set forth in Schedule 1. Wafer starts shall be based on written purchase orders from Buyer. Purchase orders cannot be cancelled after the Wafer starts.

11.2
Schedule Changes. Delivery schedule changes on existing purchase orders may only be made by notice prior to Wafer start. Seller may ship ahead of Buyer's requested schedule (as accepted by Seller) up to a maximum of [***] days early.

12.0
SHIPMENT AND DELIVERY

12.1
Delivery Terms. Seller will ship the Products to the destination set out in the relevant accepted purchase order, FCA (Incoterms 2010) Seller’s dock. Buyer will acknowledge to Seller the receipt of each shipment of Products within [***] days of receipt at Buyer's ultimate destination.

13.0
Warranty

13.1
Product Warranty. Seller warrants that, at the time of delivery to Buyer, and for a period of [***] from the date of Seller’s original shipment of the Products to Buyer (the “Warranty Period”), that the Products will: (i) be free from any defects in material and workmanship, and (ii) conform to the Specifications. Buyer shall advise Seller in writing of any defective or non-conforming Products within the Warranty Period, promptly after discovery of the defect or non-conformance. Provided the defective or non-conforming Products are returned to Seller, Seller shall, at its sole option, either repair or replace the Products or, if repair or replacement is not commercially feasible, refund to Buyer, the price paid by Buyer to Seller for the defective or non-conforming Products. Such repair, replacement, or refund shall be Buyer’s sole remedy for defective or non-conforming Products. Under no circumstances is Seller liable for recall, retrieval, removal, dismantling, re-installation, redeployment, or re-commissioning of any defective or non-conforming Products or any costs associated therewith. The warranty period for repaired or replaced Products shall be the greater of (i) [***] days or (ii) the unexpired portion of the original Warranty Period. In no event however shall Seller be responsible for any non-conformance or other defects in the Products that arise directly as a result of improper handling during or after shipment, misuse, neglect, improper installation or operation, repair, alteration, accident or for any other cause not attributable to defective workmanship or failure to meet the Specifications on the part of Seller. Seller’s warranty does not apply to defects attributed to normal wear and tear. THESE EXPRESS WARRANTIES, INCLUDING THE REMEDIES SET FORTH HEREIN, ARE EXCLUSIVE AND ARE IN LIEU OF ANY AND ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR

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PURPOSE OR OTHERWISE ARISING AT LAW OR FROM A COURSE OF DEALING OR USAGE OF TRADE, ALL OF WHICH ARE SPECIFICALLY DISCLAIMED.

13.2
Return Material Authorization. To return defective or non-conforming Products, Buyer must request a return material authorization ("RMA") from Seller, which request shall not be delayed or denied by Seller. Buyer must ship the Products to Seller only after receiving an RMA. Upon receipt, Seller will re-evaluate the Products to determine if Seller’s warranty, as set forth above, applies. In the event Seller determines that the warranty does not apply, Seller shall provide specific documentation to Buyer showing why it believes the warranty does not apply. Seller shall be responsible for the return shipping costs for any Products repaired or replaced under Seller’s warranty above.

14.0
Indemnification

14.1
IP Infringement – Seller Indemnity. Seller shall hold harmless and indemnify Buyer against all third party claims (including judgments issued and reasonable legal fees incurred), that the Services or Seller’s Intellectual Property used to manufacture the Products infringes any third party Intellectual Property Rights. Buyer shall promptly notify Seller in writing of such claim as soon as reasonably practicable, and allow Seller to control, and shall reasonably cooperate with Seller in, the defence of any such claim and related settlement negotiations. To the extent that any Products are held by a court of competent jurisdiction or are believed by Seller to infringe any third party Intellectual Property Rights, Seller may, at its option and expense, either (a) modify the affected Products to be non-infringing, provided such modifications do not impact the form, fit or function of the Products and the Products continue to meet the Specifications, or (b) obtain for Buyer a license to continue using such Products on substantially the same terms set forth herein, or (c) if neither of the foregoing alternatives is reasonably available to Seller, Seller may require Buyer to return the infringing Products and all rights thereto, and refund to Buyer the price paid to Seller by Buyer for the infringing Products. Seller shall have no obligation under this Section to the extent that any claim is based on (i) modifications made to the Products by a party other than Seller, (ii) the combination, operation, or use of the Products with equipment, devices, software, or data not supplied by Seller, (iii) the use or installation of the Products in an environment for which the Products were not intended, (iv) Buyer’s failure to use updated or modified versions of the Products provided by Seller, or (v) the negligent acts or omissions or wilful misconduct of Buyer, its employees, representatives, or affiliates. This Section, and the indemnification provided herein, does not apply to any Products manufactured, sold, or used, in whole or in part, pursuant to Buyer’s Intellectual Property, including the Technical Information or Confidential Information of Buyer or other specifications, designs, drawings or technical data not supplied by Seller. THE FOREGOING STATES THE ENTIRE LIABILITY OF SELLER, AND BUYER’S SOLE AND EXCLUSIVE REMEDY, WITH RESPECT TO ANY CLAIMS OF INFRINGEMENT OF ANY THIRD-PARTY INTELLECTUAL PROPERTY RIGHTS.

14.2
IP Infringement – Buyer Indemnity. Buyer shall hold harmless and indemnify Seller against all third party claims (including judgments issued and reasonable legal fees incurred) that Buyer’s Intellectual Property, including the Technical Information or Confidential Information Buyer or other specifications, designs, drawings or technical data not supplied by Seller, infringes any third party Intellectual Property Rights. Seller shall notify Buyer in writing of such claim as soon as reasonably practicable, and allow Buyer to control, and reasonably cooperate with Buyer in, the defence of any such claim and

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related settlement negotiations. Buyer shall have no obligation under this Section to the extent that any claim is based on (i) the use of Seller’s Intellectual Property to manufacture the Products, (ii) failure of Seller to comply with the Specifications, or (iii) the negligent acts or omissions or wilful misconduct of Seller, its employees, representatives, or affiliates. THE FOREGOING STATES THE ENTIRE LIABILITY OF BUYER, AND SELLER’S SOLE AND EXCLUSIVE REMEDY, WITH RESPECT TO ANY CLAIMS OF INFRINGEMENT OF ANY THIRD-PARTY INTELLECTUAL PROPERTY RIGHTS.

15.0
Force Majeure

15.1
Force Majeure. Except for payment obligations, no Party will be liable for failure or delay under this Agreement, including non-shipment, owing to any cause beyond its reasonable control, including, but not limited to, acts of God, governmental orders or restriction, war, threat of war, warlike conditions, fire, hostilities, sanctions, revolution, riot, looting, strike, lockout, accident, catastrophic yield problems, interruption of transportation or inability to obtain necessary labor, materials, or facilities. In the event of a delay, the date of shipment shall, at the request of Seller, be deferred for a period of time equal to the time lost by reason of the delay and otherwise for a reasonable period of time which shall not exceed thirty (30) days. If the Force Majeure continues or is foreseen without question to continue for more than thirty (30) days, the non-affected Party may terminate this Agreement immediately upon written notice.

16.0
Confidentiality

16.1
Confidential Information. For the purposes of this Agreement “Confidential Information” means information or material that is confidential or proprietary to either Party, whether written or oral, tangible or intangible, and which is disclosed by a Party (the “Disclosing Party”) to the other Party (the “Receiving Party”) pursuant to this Agreement. Confidential Information may include, without limitation, data, know-how, trade secrets, designs, plans, drawings, specifications, processes, algorithms, reports, customer and supplier lists, employee lists, pricing information, and marketing techniques and materials, equipment used, whether related to either Party’s past, present or future business activities, research or development, or products. Confidential Information shall also include each Party’s non-public Intellectual Property, and the terms and conditions of this Agreement.

16.2
No Disclosure. Receiving Party shall not disclose to third parties, directly or indirectly, nor use for any purpose other than for the proper fulfillment of this Agreement, any Confidential Information received from the Disclosing Party, in whatever form, under or in connection with this Agreement without the prior written permission of the Disclosing Party, except information which: (a) is rightfully in the possession of the Receiving Party prior to disclosure hereunder as shown by Receiving Party’s records or files; or (b) is in the public domain at the time of disclosure or later becomes part of the public domain without breach of the confidentiality obligations herein contained; or (c) is lawfully disclosed by a third party without breach of any obligation of confidentiality; or (d) is independently developed by Receiving Party without reference to the Confidential Information of the Disclosing Party, as shown by Receiving Party’s records or files. Notwithstanding the foregoing Confidential Information of a Party may be disclosed pursuant to a mandatory order of a court or tribunal of competent jurisdiction, subpoena or other legal requirement, provided that the Receiving Party provides, to the extent practical and allowable, the Disclosing Party with prompt notice of such pending disclosure so that the Disclosing Party has the

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opportunity to object to and/or seek a protective order or other appropriate relief in response to the order.

16.3 No License. No disclosures of Confidential Information shall constitute the grant of any express or implied license or right of Receiving Party to use the Confidential Information, other than for the purpose specified in this Agreement.

16.4
Restrictions. Receiving Party shall maintain adequate procedures to prevent the unauthorized disclosure, use or reproduction of Confidential Information, using at least the same standard of care that it employs with its own confidential information of similar character, but in any event no less than reasonable care. Receiving Party may disclose Confidential Information to its employees having a need to know such information, provided such employees are subject to written obligations of confidentiality similar to those set forth herein. At the Disclosing Party’s request, Recipient shall return all Confidential Information it has received to the Disclosing Party.

16.5
Survival. The obligations of confidentiality shall continue in effect for a period of five (5) years from the date of expiry or termination of this Agreement, except with respect to Intellectual Property that is comprised of trade secrets, in which case the foregoing obligations will continue for so long as such Confidential Information continues to constitute trade secrets.

17.0
LIMITATION OF LIABILITY

17.1
Exclusion. Notwithstanding any other provision herein, under no circumstances shall either Party be liable for any consequential, special, incidental, indirect, multiple, administrative, or punitive damages, or any damage of an indirect or consequential nature arising out of or related to the performance of its obligations hereunder, including, without limitation, loss of use, loss of revenues, loss of anticipated profits, and cost of capital, whether based upon breach of Buyer’s purchase order, warranty, negligence, or any other type of claim, and whether grounded in tort, contract, civil law, or other theories of liability, including strict liability, even if advised in advance of the possibility of such damages.

17.2
Seller’s Limitation. Except for Seller’s indemnification obligations under this Agreement and save and except in the case of claims for death or personal injury arising out of Seller’s negligence in the performance of this Agreement (except to the extent such claims are caused or contributed to by Buyer’s negligence), Seller’s total liability arising from or related to this Agreement and any purchase order issued by Buyer, including, but not limited to, its liability for indemnity, defence, and hold harmless obligations, is limited to the amount paid by Buyer to Seller in the twelve (12) month period immediately preceding the date that the cause of action arose. To the extent that this limitation of liability conflicts with any other provision herein, such provision shall be regarded as amended to whatever extent required to make such provision consistent with this clause.

17.3 Buyer’s Limitation. Except for Buyer’s indemnification obligations under this Agreement and save and except in the case of claims for death or personal injury arising out of Buyer’s negligence in the performance of this Agreement (except to the extent such claims are caused or contributed to by Seller’s negligence), Buyer’s total liability arising from or related to this Agreement and any purchase order issued by Buyer, including, but not limited to, its liability for indemnity, defence, and hold harmless obligations, is limited to the amount paid by Buyer to Seller in the twelve (12) month period immediately preceding

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the date that the cause of action arose. To the extent that this limitation of liability conflicts with any other provision herein, such provision shall be regarded as amended to whatever extent required to make such provision consistent with this clause.

18.0
Term of Agreement

18.1
Term. This Agreement will become effective as of the Effective Date and will continue in effect for three (3) years unless it is earlier terminated in accordance with Article 19 (the “Initial Term”). Thereafter, this Agreement shall automatically be renewed for successive one (1) year terms (each a “Renewal Term”), unless Seller provides Buyer with twelve (12) months prior written notice or Buyer provides Seller with ninety (90) days prior written notice. Buyer’s termination of this Agreement is subject to Section 19.4 below.

19.0
Termination

19.1
Termination due to Breach. If, at any time, a Party is in default or breach of any of its obligations contained herein, which default or breach remains uncured for twenty (20) business days (or such longer period as may be agreed by the non-defaulting Party) after written notice to the defaulting Party specifying the nature of the default, the non-defaulting Party will have the right to terminate this Agreement by giving written notice of termination to the defaulting Party. The defaulting Party will have the right to cure any such default up to but not after the effective date of termination. If Buyer terminates this Agreement because of Seller’s default, Buyer may, at its sole discretion and subject to the foregoing cure provisions, cancel delivery of all unshipped, and shipped but unaccepted, Products on the effective date of termination. If Seller terminates this Agreement because of Buyer’s default, Buyer shall be required to pay for all Products ordered pursuant to purchase orders accepted by Seller up to and including the effective date of termination, together with costs of materials, including work in progress, incurred by Seller to manufacture such Products, which costs are supported by appropriate Seller business records.

19.2
Termination due to Bankruptcy. A Party will also have the right to cancel this Agreement by giving written notice of cancellation to the other Party at any time upon or after: (i) the filing by the other Party of a petition for insolvency; (ii) any adjudication that the other Party is insolvent; (iii) the appointment of a receiver for the purpose of effecting a dissolution or winding down of all or substantially all of the business of the other Party; (iv) the making by the other Party of any assignment or attempted assignment for the benefit of creditors; or (v) the institution of any proceedings for the liquidation or winding up of the other Party's business or for the termination of its corporate charter.

19.3
Termination due to Changes in Laws. In addition, either Party, acting reasonably, will have the right, to terminate this Agreement if applicable laws or regulations, including, without limitation, export control regulations, are put into effect that prevent a Party from performing its obligations hereunder or that substantially affect or change the economic viability of this Agreement if the Parties have not been able to renegotiate this Agreement in a mutually satisfactory manner within a reasonable period of time following such official action(s). No Party will make any claims or demands against any other Party for any damages, losses, expenses, or costs, if any, incurred as a result of termination of this Agreement pursuant to this Section.

19.4
Termination for Convenience. Buyer shall have the right to terminate this Agreement for

© Teledyne MEMS, a business unit of Teledyne Digital Imaging, Inc. 2023 convenience with [***] written notice to Seller. In such event, Seller shall be entitled to recover the following:

(a)
Payment for any Products or Services in process (based upon percentage of completion) up to the date of termination, under any open purchase order as of the effective date of termination.

(b)
Payment for those Products which have been delivered to Buyer; and

(c)
Payment for the cost of raw materials procured for purposes of producing the Products for Buyer under an open purchase order.

provided that, the amount payable by Buyer pursuant to this Section shall not exceed the contract price of the Services cancelled. Upon receipt of Buyer’s notice of termination, Seller shall immediately stop work, and take the necessary action to ensure that all work under this Agreement shall cease and that any subcontracts and purchase orders issued by Seller hereunder are terminated. Seller shall use commercially reasonable efforts to repurpose any raw materials, Products or Services and Buyer would not be charged for any such repurposed raw materials, Products or Services.

19.5
Termination due to Force Majeure. If either Party terminates this Agreement because of Force Majeure pursuant to Section 15.1, Buyer shall be required to pay for all Products delivered on ordered and accepted purchase orders which Seller has started through to the effective date of termination.

19.6
Survival. The provisions of this Article 19, as well as Articles 4, 13, 14, 16, 17, and 20 will survive any expiry or termination of this Agreement.

20.0
Applicable LawS and Dispute Resolution

20.1
Compliance with Laws. Each Party will comply with all applicable state, provincial, federal or local laws, regulations or ordinances in the performance of their respective duties and obligations under this Agreement.

20.2 Export Control. The shipment of Products to Buyer and performance of the Services by Seller is subject to all decrees, statutes, laws, rules, and regulations which govern export, re-export, or otherwise pertain to export controls and regulations of (i) the Government of Canada, including the Export and Import Permits Act, the United Nations Act, the Special Economic Measures Act, the Defence Production Act, and the Canadian Criminal Code; and (ii) the country of Buyer. Buyer agrees that it will not export or re-export the Products to Iran, North Korea, Sudan, Syria, or to any restricted/embargoed country as may be designated from time to time by the U.S. and/or Canadian Governments unless otherwise authorized by the U.S. and/or Canadian Governments. Buyer further agrees that it will not sell, transfer, export or re-export the Products for use in activities that involve the development, production, use or stockpiling of nuclear, chemical, biological weapons or missiles, nor use the Products in any facilities that are engaged in activities related to such weapons or their delivery systems (e.g., ballistic missile systems, space launch vehicles, etc.). Buyer acknowledges that U.S. law prohibits the sale, transfer, export, re-export to, or participation in any export transaction involving the Products with individuals or companies listed in the U.S. Department of Commerce’s Denied Persons List, Entity List, or Unverified List; the U.S. Department of Treasury’s Specially Designated Nationals and

© Teledyne MEMS, a business unit of Teledyne Digital Imaging, Inc. 2023

Blocked Persons Lists; or the U.S. Department of State’s Debarred Persons List. Buyer agrees to indemnify and hold Seller harmless from any claims or liability arising from Buyer’s failure to comply with all such export control laws and regulations. Buyer further agrees that it will disclose information regarding the commercial or military end-users or end-uses to Seller upon request. The Parties each agree to provide to the other in a timely manner such information and assistance as may reasonably be required in connection with securing any required authorizations or licenses. Any purchase order accepted by Seller which cannot be fulfilled due to law or regulations or Seller’s inability to obtain any required export license(s), may be cancelled by Seller without any further liabilities or obligations to Buyer.

20.3 Governing Law. This Agreement is to be construed in accordance with and governed by the laws of the State of California, excepting its laws and rules relating to conflict of law. Neither (i) the United Nations Convention on Contracts for the International Sale of Goods; (ii) the 1974 Convention on the Limitation Period in Contracts for the International Sale of Goods (hereinafter referred to as the "1974 Convention"); nor (iii) the Protocol Amending the 1974 Convention held at Vienna, Austria, on April 11, 1980, apply in any manner to the interpretation or enforcement of this Agreement.

20.4 Dispute Resolution. Any dispute, claim or controversy arising out of or relating to this Agreement or the breach, termination, enforcement, interpretation or validity thereof, which is not settled by agreement of the Parties may be settled by appropriate legal proceedings or, if the Parties agree, by arbitration. If the Parties agree to arbitration, the proceedings shall occur at Los Angeles, California, in accordance with the Commercial Arbitration Rules of the American Arbitration Association, which shall administer the arbitration and act as the appointing authority. The arbitrator shall make the final determination as to any discovery disputes between the Parties. Examination of witnesses by the Parties and by the arbitrator shall be permitted. A written transcript of the hearing shall be made and furnished to the Parties. The cost of this transcript shall be borne equally by the Parties. The award or decision of the arbitrator shall state the reasons upon which the award or decision is based and shall be final and binding upon the Parties. The prevailing Party shall be entitled to compensation for the expense of the arbitration, including, but not limited to, the award of attorneys’ fees, at the discretion of the arbitrator. Both Parties waive their right to any appeal under any system of law. The award shall be enforceable before any court of competent jurisdiction upon the application to such court by either Party. The arbitrator shall have no authority to award any of the types of damages excluded hereunder and shall be so instructed by the Parties. Submission to arbitration pursuant to the provisions of this Section shall be a condition precedent to the bringing of any action with respect to this Contract. This Section shall not however preclude either Party from seeking equitable relief from a court of appropriate jurisdiction.

21.0
NotiCES

21.1
Notices. All notices specifically required to be given under the terms of this Agreement will be in writing and sent by registered or certified mail, or nationally recognized overnight delivery service (with proof of delivery), to the addresses stated below or to such other address which is designated in writing by the Party to receive the notice. All notices will be deemed to have been given when received by the addressee.

SELLER:	BUYER:

© Teledyne MEMS, a business unit of Teledyne Digital Imaging, Inc. 2023

Teledyne MEMS, a business unit of Teledyne Digital Imaging, Inc. 18 Boulevard de l’Aéroport, Bromont Québec, J2L 1S7, Canada Email: [***] Attention: [***]	Bionano Genomics, Inc. 9540 Towne Center, Ste 100 San Diego, CA 92121 United States Email: [***] Attention: [***] With copy to: [***]

22.0
RELATIONSHIP

22.1
It is agreed that Seller is an independent contractor for the performance of the Services under this Agreement. There is no relationship of agency, partnership, joint venture, employment or franchise between the Parties, and the employees of one Party shall not be deemed to be employees of the other Party. No Party has any authority to bind the other Party.

23.0
GENERAL

23.1
Entire Agreement. This Agreement, including Schedule 1 and Schedule 2, supersedes all prior discussions and writings and constitutes the entire and only contract between the Parties relating to the Services to be performed hereunder.

23.2
Amendments. This Agreement may not be changed, altered or amended except in writing and signed by duly authorized representatives of both Parties.

23.3
Priority. Any terms and conditions in any purchase order issued hereunder are superseded by this Agreement and the Schedules hereto and will not govern or affect the rights or obligations of the Parties herein.

23.4
Waiver. The failure of any Party to enforce, at any time, or for any period of time, any provision of this Agreement, or to require, at any time, performance of any of the provisions hereof, will not be construed to be a waiver of such provision, or in any way affect the validity of this Agreement, or any part thereof, or the right of any Party thereafter to enforce each and every such provision. Nothing shall be construed as nor have the effect of a waiver except an instrument in writing signed by a duly authorized officer of the Party granting the waiver which expressly waives a right or remedy under or a breach of this Agreement.

23.5
Severability. If, for any reason, a court of competent jurisdiction finds any provision of this Agreement to be unenforceable, that provision of the Agreement will be enforced to the maximum extent permissible to affect the intent of the Parties, and the remainder of this Agreement will continue in full force and effect.

23.6
Assignment. No Party will assign or otherwise transfer this Agreement or any rights or obligations hereunder without the prior written approval of the other Party, which approval shall not be unreasonably withheld. Notwithstanding the foregoing, each Party shall be entitled to transfer its rights and obligations under this Agreement as part of a corporate

© Teledyne MEMS, a business unit of Teledyne Digital Imaging, Inc. 2023 reorganization or sale of substantially all of its assets used in performing its obligations under this Agreement or to an affiliate without the other Party’s consent, provided that the transferee undertakes in writing to be bound by the terms and conditions of this Agreement. In this context, “affiliate” shall mean a corporation, company or other legal entity that controls, is controlled by, or under common control with a Party, where “control” means possession of the power to direct or cause the direction of the management and policies of a corporation or other legal entity whether through the ownership of voting securities, by contract or otherwise. This Agreement is binding upon and inures to the benefit of the permitted successors and assigns of the Parties.

23.7
Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.

© Teledyne MEMS, a business unit of Teledyne Digital Imaging, Inc. 2023

IN WITNESS WHEREOF, the Parties have caused this Agreement to be signed by their duly authorized representatives on the dates specified below.

Teledyne MEMS, a business unit of Teledyne Digital Imaging, Inc. /s/ Sébastien Michel	Bionano Genomics, Inc. /s/ Mark Oldakowski
Signature [***]	Signature [***]
Print Name [***]	Print Name [***]
Title [***]	Title [***]
Date	Date

© Teledyne MEMS, a business unit of Teledyne Digital Imaging, Inc. 2023

SCHEDULE 1

Products and Services

MEMS Wafers Pricing

This section outlines the mass production wafer pricing for [***] process with:

•
[***] (purchased by the Seller)
•
[***], provided by the Buyer (from Skywater)
•
[***]Shipped as un-diced wafers

[***]

Anodic Bonding / Un-diced

Volume (Wafers)[1]	Wafer Price (USD)[2]
[***]	[***]
[***]	[***]
[***]	[***]

Note 1: Based on Purchase Agreement (PA) issued at the order and then aggregate shipped quantities over 1 calendar year.

Note 2: Subject to change based on wafer specifications and/or process changes.

Note 3: Minimum Order Quantity (MOQ).

Lead Time

[***] from wafer start to shipment.

Additional Information

Seller will buy [***] from the Buyer at [***]USD per wafers until Buyer`s inventory depletion. Order to buy [***] upon Buyer PO reception.

Buyer is responsible for [***] acceptance based on Skywater CofC

« Ce document ne doit pas être utilisé à des fins de fabrication / Document not to be used for manufacturing»

SCHEDULE 2

Bionano Supplier Specification Sheet for the MEMS parts

WAFER FOUNDRY ACCEPTANCE CRITERIA SPECIFICATION

ACRONYMS/DEFINITIONS

-
QMS: Quality Management System
-
CTQ: Critical to Quality
-
ECN: Engineering Change Notice
-
SPC: Statistical Process Control
-
IQC: Incoming Quality Control
-
OQC: Outgoing Quality Control
-
MRB: Material Review Board
-
PMP: Process Management Plan
-
AOI: Automatic Optical Inspection
-
KGD: Known Good Die

1.1
DESCRIPTION

This specification provides general guideline and Bionano product wafer foundry wafer acceptance criteria. The supplier’s QMS shall, at a minimum, satisfy the requirements of one or more of the ISO 9001, ISO 14001, TS 16949, TL 9000, QC080000 or other internationally/industry recognized Quality Management System. Suppliers shall provide evidence of management review (inputs, outputs), audits (internal, external by certification agency) with audit scores and corrective action upon request including the certifications at planned intervals or on needed basis like significant change from customer request. This specification is in addition to any requirements that may have been contracted by the parties, except to the extent they conflict.

1.2
PURPOSE AND SCOPE

The purpose of this document is to define the general wafer acceptance criteria specification for all Bionano products.

This specification is applicable to any foundry that produces wafers for Bionano products. This document complies with all governing quality documents like ECN process, audit process, RMA process etc. All wafers, devices and data delivered to BNG require to be supported with data.

1.3
QUALITY CULTURE

The wafer Foundry shall be not only ISO 9001, ISO 14001, TS 16949, TL 9000, QC080000 or other internationally/industry recognized Quality Management System qualified, but also to nurture and drive a quality culture within the factory and all responsible engineer community. Foundry’s quality systems shall include online Statistical Process Control (SPC) with statistically valid limits. Foundry will drive excellence in quality with continuous improvement methods. In-line Detection is the first step to knowing and improving process variation. Process capability and variance is required to be understood and controlled.

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« Ce document ne doit pas être utilisé à des fins de fabrication / Document not to be used for manufacturing»

1.4
CONTROL PLAN / PROCESS MANAGEMENT PLAN (PMP)/SPC

The primary objective of Process Control Plan is to ensure Quality is ‘Built-In’ by delivering a defect-free product at each intermediate step and by taking a proactive approach to detect potential process/product issues. It shall include critical product (WIP or finished goods) characteristics (Form, Fit, Function), process inputs, and detailed specifications. These characteristics will be monitored, controlled, and have a response plan in place. Process control plan and process management plan (PMP) with define process input and monitoring parameters need to be specified in product wafer foundry specification and approved Bionano related technical team. SPC items with [***] need to provides FMEA with improvement plan. Minimum CPK for product mass production is [***] All Critical SPC chart that below [***] need to have Bionano approval to ensure mass production safeness and robustness to avoid potential excursion.

1.5
PROCESS PARAMETER SETUP

In line with the CTQs metrics and the product performance requirements, wafer foundry supplier will finalize the key process input and monitoring parameters based on Bionano designers’ requirements. Key Process input and monitoring parameters are optimized through engineering study such as DOE or Components-of-Variance (COV) study in order to achieve a robust process output.

1.6
DATA COLLECTION AND ANALYSIS

Automated data collection is mandated for process/product parameters. A Manufacturing Execution System (MES) is required for Mass Production WIP Tracking and Control. Analysis methods must utilize standard statistical tools; SPC, GR&R etc. Monitoring data should be maintained and studied by the supplier’s manufacturing quality team and provided to Bionano upon request. “Flag” shall be set up and reported to Bionano when the data becomes erratic or abnormal.

Tool/ Fixture/ Equipment Maintenance: PMP must also define maintenance and calibration schedules for Tools/Fixtures/Equipment used in the manufacturing and test processes. PMP must be available and reviewed with Bionano and corresponding technical team members at each development phase starting as early as proto and will evolve through ramp. PMP must include a ‘Response Plan’ for each monitored parameter/item ensuring an internal feedback loop is place in order to quickly react to issues/non-conformance. Bionano must be immediately informed via ‘Quality Notice’ of any non-conformance and affected lot(s) must be quarantined (at supplier factory). Bionano must approve containment action and corrective action proposal and disposition for affected lot(s) and/or inventor.

Teledyne Confidential; Commercially Sensitive Business Data

« Ce document ne doit pas être utilisé à des fins de fabrication / Document not to be used for manufacturing»

1.7
INCOMING QUALITY CONTROL (IQC)

The purpose of IQC is to ensure that all raw material piece parts and bulk materials meet specifications before they are input into production. IQC shall be carried out on all wafers. This inspection shall be conducted in a dedicated area with suitable environment controls to assure measurement accuracy, product quality and parts security. IQC is required for all stages of Development as well as Mass Production. Depending upon the part or material, IQC shall include Mechanical, Materials, and Electrical tests as well as cosmetic inspection that will ensure compliance to product specifications.

1.7.1 INCOMING RAW MATERIAL MEASUREMENT

Supplier IQC plans must include a ‘Response Plan’ for each item for all IQC raw material failures. CD, film thickness, particle contamination or defects is the responsibility of the Skywater foundry.

1.7.2 IQC MATERIAL REVIEW BOARD (MRB)

Suppliers will define an efficient MRB process for disposition of IQC failure materials and feedback quality performance and issues to their suppliers on a regular basis. Whenever the material shall be scrapped, the supplier shall have the offending sub-tier vendor provide force scrap evidence. Each quality defect identified at IQC shall be addressed with formal 8D report from upstream vendor. Monthly quality reviews will be held with the vendor to ensure that all the issues associated with the materials are addressed and they are continuously improved.

1.8
OUTGOING QUALITY CONTROL (OQC)

The purpose of OQC is a final check against specification compliance before the product is shipped to internal or external customers, as well as to ensure all quality issues are contained in the supplier’s factory. This checkpoint shall be defined for all stages prior to production release as well as during Mass Production. The plan may evolve during the development phase with final release at ramp. Supplier OQC plan must include a ‘Response Plan’ for each test item, ensuring an internal feedback loop is in place in order to quickly react to issues/ failures seen at OQC. Suppliers are required to conduct both wafer level and die level: visual inspection. All wafers will undergo both front side inspection at wafer level and all die will undergo front side visual inspection with reject items outlined in technology specific visual inspection criteria.

Teledyne Confidential; Commercially Sensitive Business Data

« Ce document ne doit pas être utilisé à des fins de fabrication / Document not to be used for manufacturing»

SCHEDULE 3

Control Plan

PPAP-00075 (latest version)

SPE-00355 (latest version)

[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]

Notes:

1.
TM AOI for void defects in nanochannel area. Wafer is rejected if there are more than [***] yield loss for the pinhole criteria ([***]).
2.
TM will deploy best engineering effort to introduce Fluorescence Intensity software measurement to replace Go-No-Go.
3.
Measured at BNG. TM to mitigate risk by processing wafers in fresh chemical batches (SC1 and Nanostrip baths). Controlled by Planning Team using a MES script.

Teledyne Confidential; Commercially Sensitive Business Data

« Ce document ne doit pas être utilisé à des fins de fabrication / Document not to be used for manufacturing»